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                                                                    Exhibit 10.1


                      REGULATION S STOCK PURCHASE AGREEMENT

                              Dated March 10, 2004

                                 by and between

                          LASERLOCK TECHNOLOGIES, INC.

                                       and

                           CALIFORNIA SECURITIES S.A.




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         Regulation S Stock Purchase Agreement, dated as of March 10, 2004 between LaserLock Technologies, Inc., a Nevada corporation having offices at 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004 (the "Company"), and California Securities S.A., located at 47th Street, Bella Vista Ed. Aquarius, Ste. 4B Panama, Republic of Panama. (the "Purchaser"). The Company and the Purchaser, intending to be bound and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, covenant and agree as follows:

Definitions:

         The "Company" means LaserLock Technologies, Inc., a corporation organized under the laws of the State of Nevada.

         "Purchaser" means California Securities S.A., a Panamanian business company.

         "Purchase Notice" means a written or an electronic notice from the Purchaser to the Company of its binding, irrevocable commitment to purchase a specific number of Shares in an exempt transaction subject to Regulation S. The Purchase Notice shall set forth the closing date desired by Purchaser, the number of Shares to be purchased with respect to each date (a "Purchase Date") covered by the Purchase Notice (which shall be the same date or dates on which Shares were sold by or on behalf of Purchaser to third parties), the Share Price as of the trading day immediately preceding each Purchase Date, the proposed Purchase Price per Share on each Purchase Date, the proposed aggregate Purchase Price for all Shares covered by the Purchase Notice, the number of Share certificates to be issued, and the number of Shares represented by each Share certificate.

         "Purchase Price" means an amount calculated by multiplying .30 times the Share Price, calculated as of the trading day immediately preceding each Purchase Date.

         "Regulation S" shall mean Regulation S and the related Rules promulgated by the SEC pursuant to the Securities Act as an exemption from registration.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Shares" means shares of common stock of the Company and "Share" means a single share of common stock of the Company.

         "Share Price" means the closing bid price (if traded on the OTCBB) or the closing price (if traded on the American Stock Exchange, or on such other United States stock exchange or public trading market on which the Shares trade).

         "United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.



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                       PURCHASE, SALE AND TERMS OF SHARES

                  Purchase and Sale. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to sell to the Purchaser in an "offshore transaction" as defined by Regulation S, and the Purchaser agrees to purchase, subject to the conditions hereinafter set forth, up to Twenty Million (20,000,000) Shares of the Company, subject to Section 1.4.

                  Closing. The Closing of each purchase of Shares hereunder will occur as described in this Section 1.2. On or before the proposed closing date specified in the Purchase Notice (which shall not be less than two business days after receipt by the Company of a Purchase Notice for Shares), the Company will deliver stock certificates representing such Shares in the name of Purchaser (collectively "Certificate") at its office in Panama, located at LABS, 47th Street, Bela Vista Ed. Aquarius, Ste. 4B Panama, Republic of Panama, to be held in escrow by Philip T. Powers, as custodian (the "Custodian") pursuant to a written agreement with Purchaser pending delivery to the Company of the Purchase Price for such Shares. Purchaser will pay the Purchase Price for the Shares to be purchased pursuant to such Purchase Notice by wire transfer to the Company of immediately available funds within three (3) business days after receipt of the Share certificates by the Custodian, at which time the Custodian shall release the Share certificates as directed by the Purchaser. The foregoing to the contrary notwithstanding, the Custodian shall hold the Certificate for the benefit of Purchaser and any individuals purchasing from Purchaser for the duration of the "Distribution Compliance Period" (as defined by Rule 902(f) to Regulation S). Purchaser will receive a one-time fee of US$500 to act as custodian for all Certificates issued to Purchaser pursuant to this Agreement. Purchaser may use the offices of Philip T. Powers, an attorney, located at 60 W. Randolph St., Chicago, IL USA, as disbursement agent and custodian for the benefit of the parties. All reasonable out-of-pocket expenses incurred by Purchaser or the disbursement agent in connection with the purchase and sale of Shares including, but not limited to, courier fees, wire transfer fees, stock transfer agent fees and any charge by custodian or the disbursement shall be born by the Company and deducted from the Purchase Price.

                  Floor Price. The Purchaser shall have no obligation to
                           present a Purchase Notice and the Company shall have no obligation to accept and honor a Purchase Notice received from Purchaser for Shares purchased on a day when the Purchase Price for such day was based on a Share Price that was less than $0.20 per share or as may be specified by the Company by notice to the Purchaser from time to time ("Floor Price").

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                  Delivery of Purchase Notice; Term. Purchaser shall have until
                           5 p.m. Eastern time on May 31, 2004 to deliver one or more Purchase Notices to the Company at its offices at which time this Agreement shall terminate, unless extended in writing by the parties. A Purchase Notice may be for all or a part of the Shares described in
                           Section 1.1 above. Purchaser may deliver more than one Purchase Notice; provided, however, that the number of shares purchased pursuant to all Purchase Notices shall not exceed the number of available Shares described in Section 1.1. Anything herein to the contrary notwithstanding, any Purchase Notice accepted by the Company after the end of the term of this Agreement shall be governed by the terms of this Agreement as if it was timely delivered.

                  Covenant of Best Efforts. The Purchaser agrees to use its best efforts to purchase up to 20,000,000 Shares between the date hereof and May 31, 2004 ("Best Efforts Period"), subject Section 1.4. Purchaser shall only be obligated and liable to purchase the number of Shares set forth in each Purchase Notice.


           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

         The Purchaser represents and warrants to, and agrees with, the Company as follows, which representations and warranties shall be true and correct, and which agreements to the extent possible shall have been performed, in all material respects on the date on which the Purchaser delivers each Purchase Notice and on the date of each closing of the purchase of the Shares:

                  Access to Information. The Purchaser, in making the decision to purchase the Shares, has relied upon the representations and warranties contained in this Agreement as well as independent investigations made by it and/or its representatives, if any. The Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the business of the Company and to receive any additional information, documents, records and books relative to the business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company. Purchaser acknowledges that it has reviewed the SEC Filings (as hereinafter defined).

                  Sophistication and Knowledge. The Purchaser and/or its
                           representatives has such knowledge and experience in financial and business matters that the Purchaser can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares. The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's own advisor(s). The Purchaser represents that it has not been organized for the purpose of acquiring the Shares.

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                  Lack of Liquidity. The Purchaser acknowledges that the
                           purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment. The Purchaser acknowledges and understands that the Shares may not be sold to a U.S. Person (as hereinafter defined) or into the United States for a period of one (1) year from the date of purchase and that Purchaser or (to the Purchaser's knowledge) the third party to whom the Purchaser sells such Shares has no present need for liquidity in connection with its purchase of the Shares.

                  No Public Solicitation. The Purchaser is not subscribing
                           for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally. Neither the Company nor the Purchaser nor any person acting on behalf of either of them has engaged or will engage in any "Directed Selling Efforts in the U.S." as defined by Regulation S with respect to the Shares purchased hereby.

                  Organization and Standing. The Purchaser has been duly
                           incorporated and is validly existing and in good standing under the laws of the Republic of Panama and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted, to deliver this Agreement and all other agreements required to be executed by the Purchaser in connection with performance under this Agreement (collectively, the "Ancillary Agreements", and collectively with this Agreement, the "Transaction Documents"), to purchase the Shares and to carry out the provisions of, and otherwise perform its obligations under, the Transaction Documents.

                  Authority for Agreement. The execution and delivery by the
                           Purchaser of the Transaction Documents, and the performance by the Purchaser of its obligations thereunder, have been duly and validly authorized by all requisite corporate action on the part of the Purchaser. The Transaction Documents, when executed and delivered, will be legally valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and general principles of equity that restrict the availability of equitable remedies. The

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                           execution and delivery of the Transaction Documents
                           by the Purchaser and the performance by the Purchaser of its obligations thereunder do not, as of the date hereof, (i) conflict with or violate the provisions of the Purchaser's Charter or Bylaws, (ii) require on the part of the Purchaser any filing with, or any permit, authorization, consent or approval of, any governmental entity or regulatory body (a "Governmental Entity"), (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, lien, encumbrance or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which its assets are subject, (iv) result in the imposition of any security interest upon any assets of the Purchaser or (v) violate or contravene any United States federal, Panama corporate or applicable state statute, rule or regulation applicable to the Purchaser or any order, writ, judgment, injunction, decree, determination or award.

                  Governmental Approval. No consent, approval, order or
                           authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Purchaser in connection with the execution and delivery of the Transaction Documents, the purchase and receipt of the Shares, any sale of Shares by the Purchaser or any other transaction contemplated by this Agreement.

                  Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by Purchaser or its respective agents.

                  Requirements for Transfer. Purchaser agrees that it will not transfer the Shares, and also agrees for itself and any subsequent holder of the Shares that the Company may refuse to transfer the shares on its books unless the transferee executes a representation letter in a form reasonably acceptable to the Company.

                  Compliance with Local Laws. The Purchaser will only make
                           offers and sales of the Shares during the "Distribution Compliance Period" as defined by Rule 902(f) of Regulation S to persons permitted to purchase such Shares in "offshore transactions" as defined by Regulation S and in reliance upon Regulation S. Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws and any other applicable laws to such transactions of such jurisdiction. Purchaser will not offer to sell or sell the Shares in any jurisdiction unless the Purchaser obtains all required consents, if any. If Purchaser engages a third party to sell such Shares, the Purchaser shall provide a copy of a representation letter from such third party to the Company, which confirms such third party's (i) qualification to sell such Shares in such jurisdiction and (ii) continued compliance with all local and foreign laws, rules and regulations which relate to the sale of such Shares. Such representation letter shall be in a form acceptable to the Company and substantially similar to the form of representation letter attached hereto as Annex 2.10.

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                   Regulation S Exemption. The Purchaser understands that the
                           Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. In this regard, the Purchaser represents, warrants and agrees that:

The Purchaser is not a U.S. Person (as defined below and as defined by Regulation S) and is not an "affiliate" (as defined by Rule 501(b) under the Securities Act) of the Company. The Purchaser is not acquiring the Shares for the account of or benefit of any U.S. Person. A U.S. Person means any one of the following:

     any natural person resident in the United States;

     any partnership or corporation organized or incorporated under the laws of the United States;

     any estate of which any executor or administrator is a U.S. person;

     any trust of which any trustee is a U.S. person;

     any agency or branch of a foreign entity located in the United States;

     any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

     any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

     any partnership or corporation if:

organized or incorporated under the laws of any foreign jurisdiction; and

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formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined by Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States and any person acting on its behalf reasonably believes that the Purchaser is outside of the United States.

The Purchaser will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the "Distribution Compliance Period"), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

The Purchaser will, after expiration of the Distribution Compliance Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom, and in accordance with all applicable U.S. federal, state and foreign securities laws. Without limiting the foregoing, the Purchaser will not, in connection with its resale of the Shares, make any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Purchaser agrees that, in connection with its resale of Shares, it will provide to the persons who purchase Shares no information regarding the Company that is not contained in the SEC Filings or written materials approved in advance in writing by the Company.

The Purchaser has not engaged in, and prior to the expiration of the Distribution Compliance Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

Neither the Purchaser nor any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Purchaser and any person acting on its behalf have complied and will comply with the "offering restrictions" as defined by Regulation S.

     All offers and sales of the securities prior to the expiration of the Distribution Compliance Period shall be made in accordance with the provisions of Regulation S;

pursuant to registration of the securities under the Securities Act, as amended;
     or


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pursuant to an available exemption from the registration requirements of the
     Securities Act.

     Purchaser also agrees not to engage in hedging transactions with regard to such securities prior to the expiration of the Distribution Compliance Period.

The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

All offering material and documents (other than press releases) used in connection with offers and sales of the securities prior to the expiration of the distribution compliance shall contain statements to the effect that the securities have not been registered under the Securities Act.

Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The Purchaser agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

Each certificate representing the Shares shall be endorsed with the following legends, or substantially similar legends, in addition to any other legend required to be placed thereon by applicable federal or state corporate or securities laws:

                                A. "THE SHARES ARE BEING OFFERED TO INVESTORS
                           WHO ARE NOT U.S. PERSONS (AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."

                                B. "TRANSFER OF THESE SHARES IS PROHIBITED,
                           EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
                           REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

                                C. "THE SHARES REPRESENTED BY THIS CERTIFICATE
                           HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED."

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                                D. "THE SHARES REPRESENTED BY THIS CERTIFICATE
                           ARE FURTHER SUBJECT TO RESTRICTIONS SET FORTH IN A REGULATION S STOCK PURCHASE AGREEMENT AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS COMMON STOCK. COPIES OF THIS AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this
     Section 2.5.


                            COVENANTS OF THE COMPANY

                  Operations. From and after the date hereof through the final purchase of the Shares, the Company will operate only in the ordinary course of business.

                  Inspection. The Company shall permit authorized
                           representatives of the Purchaser to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts there from), and to discuss its affairs, finances and accounts with its officers, employees, independent accountants, consultants and attorneys, all at such reasonable times and as often as may be reasonably requested.

                  Share Registry; Removal of Legend. The Company consents to
                           Purchaser reselling Shares and to recording the ownership of such shares in book entry form, provided, however, that all such sales are conducted in full compliance with Regulation S and all applicable U.S. federal, state and foreign law or regulation, and the Company and its transfer agent are advised of the identity of each subsequent purchaser. Purchaser or bona fide transferees of Purchaser may request certification of Shares at any time and the Company will instruct its transfer agent to cooperate in this regard. Shares for which the Regulation S Distribution Compliance Period and 144 Restricted Period (as defined by the Securities Act) has expired shall be delivered free of any Regulation S and 144 legend, provided that the Purchaser or holder of such Shares provides the Company and its counsel with such customary representations as may be reasonably requested in connection with the preparation and delivery to the Company's transfer agent of any required legal opinion.

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                  Press Release; Filing Form 10Q-SB with the SEC. The Company acknowledges that the successful completion of this transaction will require the Company to include information about the transaction in its next Form 10Q-SB filed with the SEC. The Company agrees to provide the Purchaser or its counsel with a draft of that portion of any press release that discusses this Agreement or the sale of shares pursuant to this Agreement at least three (3) days prior to publication or filing.

                  Communications. The Company will first communicate with the
                           Purchaser or its authorized representative, A-Street Capital Corp., before attempting to contact any third party engaged by the Purchaser with regard to the sale of Shares pursuant to this Agreement.


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as follows, which representations and warranties shall be true and correct in all material respects on the date of each closing of the purchase of the Shares:

                  Organization and Standing. The Company has been duly
                           incorporated and is validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted, to deliver this Agreement and all other agreements required to be executed by the Company in connection with performance under this Agreement and the Transaction Documents, to issue and sell the Shares and to carry out the provisions of the Transaction Documents. The Company is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

                  Authority for Agreement. The execution and delivery by the
                           Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly and validly authorized by all requisite corporate action on the part of the Company. The Transaction Documents, when executed and delivered, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general

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                           application affecting enforcement of creditors'
                           rights, and general principles of equity that restrict the availability of equitable remedies. To the Company's knowledge, the execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder do not, as of the date hereof, (i) conflict with or violate the provisions of the Company's Articles of Incorporation or Bylaws, each as amended, (ii) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any U.S. federal or state Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, lien, encumbrance or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (iv) result in the imposition of any security interest upon any assets of the Company or (v) violate or contravene any United States federal, Nevada corporate or applicable state statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award applicable to the Company, except, in the case of subsections (ii), (iii), (iv) or (v), for any such items that would not have a material adverse effect on the operations or financial condition of the Company.

                  Securities Law Filings, Etc. The Company has previously
                           furnished to the Purchaser the Company's filings with the SEC as follows: (i) all filings made with the SEC on or after January 1, 2003 (the "SEC Filings"). The SEC Filings, as of the date of the filing thereof with the SEC, complied in all material respects with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), and in each case the rules and regulations promulgated thereunder, and none of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Capitalization and Issuances of Stock. As of December 31,
                           2003, the Company has authorized and outstanding capital stock as set forth on Schedule 4.4. All outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as set forth in the Schedule 4.4: (i) there are no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company; (ii) there are no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) there are no shares of stock or other securities of the Company reserved for issuance for any purpose; and (iv) there are no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company to which the Company or, to the best of the Company's knowledge, any stockholder of the Company is a party, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights. The issued and outstanding shares of capital stock of the Company conform to all statements in relation thereto contained in the SEC Filings, and the SEC Filings describe all material terms and conditions thereof. To the Company's knowledge, all issuances by the Company of its securities were exempt from registration under the Securities Act and any applicable state securities laws or were issued pursuant to a registration statement declared effective by the SEC under the Securities Act and which registration statement was available for the sale of the type of securities sold thereunder.

                  Subsidiaries. The Company has no operating subsidiaries.

                  Issuance of Securities. The issuance, sale and delivery of the
                           Shares in accordance with this Agreement, have been, or will be on or prior to the Closing, duly authorized, and the Shares reserved for issuance by all necessary corporate action on the part of the Company. The Shares, when issued, sold, delivered and paid for in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable, and will be free of all liens, charges, claims, encumbrances and restrictions on transfer other than the restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws.

                  Governmental Consents. No consent, approval, order or
                           authorization of, or registration, qualification, designation, declaration or filing with, any U.S. federal or state Governmental Entity is required on the part of the Company in connection with the execution and delivery of the Transaction Documents, the offer, issue, sale and delivery of the Shares or the other transactions to be consummated as contemplated by this Agreement, except qualifications or filings under the Securities Act and other applicable state securities laws which qualifications or filings, if required, will be obtained or made and will be effective within the time periods required by law.

                  Offering Exemption. Assuming the accuracy of the
                           representations and warranties made by the Purchaser, the offer, sale and issuance of the Shares to the Purchaser will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

                  Litigation. There is no action, suit, proceeding or
                           investigation pending or, to the Company's knowledge, currently threatened, against the Company, except as described in the SEC Filings or Schedule 4.9 hereto. The Company is not aware of any basis for any of the foregoing or any intent on its part to initiate any of the foregoing.

                  Financial Statements.  [Reserved]

                  Absence of Liabilities. Except as set forth in Schedule 4.11, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2003, that individually or in the aggregate are not material to the financial condition or operating results of the Company, and (ii) obligations not required under generally accepted accounting principles to be reflected in the Financial Statements.

                  Taxes. The Company has paid all taxes due as of the date
                           hereof. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns (collectively, "Tax Returns") that the Company is required to file. The Tax Returns were true and correct in all material respects when filed, and all taxes shown thereon to be due have been paid, with any exceptions permitted by any taxing authority not having a materially adverse effect on the Company. No material penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof. The Company has either paid or established in the Financial Statements adequate reserves for the payment of all such taxes due or claimed to be due by any taxing authority in connection with any such Tax Returns. None of the Company's federal income tax returns have been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. Neither the Company nor, to the Company's knowledge, any of its stockholders on behalf of the Company has ever filed
                           (i) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation, or (ii) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

                  Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Financial Statements. None of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Financial Statements. The Company does not own any real estate. All personal property of the Company is in good operating condition and repair (ordinary wear and tear and routinely scheduled maintenance excepted) and is suitable and adequate for the uses for which it is intended or is being used.

                  Intellectual Property. To the Company's knowledge, the Company owns, or has the right to use, free and clear of all liens, charges, claims and restrictions, all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company or employed or proposed to be employed by it in its business as now conducted or proposed to be conducted, as well as any agreement under which the Company has access to any confidential information used by the Company in its business (the "Intellectual Property Rights"). The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity ("Third-Party Intellectual Property Rights"), and to the Company's knowledge the business proposed by the Company will not cause the Company to infringe or violate any Third Party Intellectual Property Rights. The Company is not aware of any violation by any third party of any Intellectual Property Rights of the Company or of any defects in the title thereto. The Company is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with: (i) the performance of such employee's duties as an officer, employee or director of the Company; (ii) the use of such employee's best efforts to promote the interests of the Company; or (iii) the Company's business as conducted.

                  Compliance. The Company has, in all material respects,
                           complied with all laws, regulations and orders applicable to its business and has all material permits and licenses required thereby. To the Company's knowledge, no employee of the Company is in violation in any material respect of any contract or covenant (either with the Company or with another entity) relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation.

                  Employees. All employees of the Company who have access to confidential or proprietary information of the Company have executed and delivered nondisclosure agreements, and all of such agreements are in full force and effect. Except as set forth on Schedule 4.16, the Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble (including, without limitation, any organizational drive) pending or, to the knowledge of the Company, threatened with respect to the Company.

                  Environmental and Safety Matters. To the Company's knowledge, the Company is not in material violation of any applicable environmental law, and to its knowledge, no material expenditures are or will be required in order to comply with any such environmental law.

                  Books and Records. The books of account, ledgers, order
                           books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

                  Brokers or Finders. The Company has not agreed to incur,
                           directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with the Transaction Documents or any of the transactions contemplated hereby or thereby.

                  Disclosures. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Shares. None of the information provided to the Purchaser or its agents by the Company pursuant to this Agreement, any Exhibit hereto, the Transaction Documents, or any report, certificate or instrument furnished to the Purchaser or its agents in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                               REGISTRATION RIGHTS

                  Piggy-Back Registrations. If at any time after the first
                           anniversary of the purchase of the Shares, the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to a demand for registration of any stockholder of the Company) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each holder of Registrable Shares who is entitled to registration rights under this Section 5.1 written notice of such determination and, if within fifteen
                           (15) days after such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered, except that if in connection with a public offering of the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder on a pro rata basis.

                  "Registrable Shares" shall mean and include the Shares; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the first to occur of (i) the consummation of any sale pursuant to a registration statement or Rule 144 under the Securities Act, (ii) 90 days after the effectiveness of a registration statement that includes such Registrable Shares,
                  (iii) the date when such Registrable Shares may be sold without registration under the Securities Act pursuant to Rule 144(k) thereunder, or (iv) following the notice contemplated by Section 5.1, fifteen (15) days after further notice to any holder of Registrable Shares requesting each holder to furnish to the Company any information reasonably requested by the Company in connection with the preparation or filing of a registration statement if such holder fails to provide such information within such 15-day period.

                  Effectiveness. The Company will use its best efforts to
                           maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters, if any, need to complete the distribution of the registered offering) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

                  Indemnification by the Company.

         In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of
              Section 15 of the Securities Act (each, an "Indemnified Person") from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement by which such Indemnified Person's Registrable Securities are registered, in any related preliminary or amended preliminary prospectus or in the related final prospectus (or such registration statement or prospectus as from time to time amended or supplemented by the Company in connection with offers or resales of such Indemnified Person's Registrable Securities) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by, or on behalf of, any such holder of Registrable Shares (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

         Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof (provided, that failure by any such person to so notify the Company shall not relieve the Company from any liability it may have hereunder to any other person entitled to claim indemnity or contribution hereunder unless (and solely to the extent) the Company is thereby prejudiced) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Article V or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 5.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.3 provides for indemnification in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by, or on behalf of, the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  Indemnification by Holders of Registrable Shares.

         In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will, as a condition to registration of the Registrable Shares, agree to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Shares sold by such holder in such registration, net of any underwriting discounts or commissions paid by such holder.

         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or another person entitled to indemnification pursuant to this Section 5.4 makes a claim for indemnification pursuant to this Section 5.4, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 5.4 provides for indemnification in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  Exchange Act Reports. The Company will use its best efforts to timely file with the Commission such information as the Commission may require under the Exchange Act and shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to its Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request
                           (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Shares without registration. The Company agrees to use its commercially reasonable efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

                  Expenses. In the case of each registration effected under
                           Section 5.1, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue Sky" fees; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of the Registrable Shares, or the fees and expenses of counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares.

                  Transferability. For all purposes of Article V of this
                           Agreement, Purchaser or an assignee thereof who agrees to be bound by the provisions of this Article V shall be deemed at any particular time to be the holder of all Registrable Shares of which such person shall at such time be the "beneficial owner," determined in accordance with Rule 13d-3 under the Exchange Act.

                                  MISCELLANEOUS

                  No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Amendments, Waivers and Consents. Any provision in this
                           Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company shall obtain consent thereto in writing from the Purchaser. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Notices. All notices, requests, demands and other
                           communications provided for hereunder to any person other than the Company shall be in writing, shall be sent by courier or registered or certified mail or by facsimile to the Purchaser or its authorized representative, Philip T. Powers at the following address: 60 West Randolph Street, Suite 200, Chicago, Illinois 60601, facsimile: (312) 762-9275. All such notices, requests, demands and other communications shall be deemed delivered and effective five (5) days after such notice is sent to the Purchaser or to its authorized representative, A-Street Capital Corp.

                  All notices, requests, demands and other communications provided for hereunder to the Company shall be sent by courier or registered or certified mail or by facsimile to the Company at the following address: Attention: Chief Executive Officer, 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004, facsimile number: (610) 668-2771. All such notices, requests, demands and other communications to the Company shall be deemed delivered and effective upon receipt by the Chief Executive Officer of the Company.

                  Costs, Expenses and Taxes. All parties shall bear their own expenses.

                  Effectiveness; Binding Effect; Assignment. This Agreement
                           shall be binding upon and inure to the benefit of the Company, the Purchaser and their respective successors and assigns; provided, that, the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchaser. The Purchaser may assign all or any part of its rights and obligations, except for it's right to Purchase shares from the Company, hereunder to any person who acquires any Shares owned by the Purchaser subject to the conditions of this Agreement. The Purchaser must assign its obligations as described in Sections 2.9, 2.10, 2.11, 5.4 and 7.3 to all transferees.

                  Transfer of Shares. In connection with each transfer of any of the Shares during the two-year period from the date of the last Purchase Notice, the Purchaser (or any subsequent transferee of any Shares) shall, prior to such transfer, obtain the written agreement of each transferee to assent to and become bound by the terms of Sections 2.9, 2.10, 2.11, 5.4, 6.6 and 7.3 as to all Shares to be transferred to such transferee. A copy of such agreement shall be delivered to the Company prior to any transfer. Any purported transfer of Shares in violation of this Section 6.6 shall be null and void.

                  Prior Agreements. The Transaction Documents executed and
                           delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

                  Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of such Transaction Documents shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained therein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

                  Governing Law; Venue.

         This Agreement shall be enforced, governed and construed in accordance with the commercial laws of the State of New York, the corporate law of Nevada or U.S. federal securities law, as applicable, without giving effect to choice of laws principles or conflict of laws provisions. Any dispute arising out of this agreement shall first be submitted to arbitration before a single arbitrator sitting in New York, New York said arbitration to be conducted in accordance with the commercial rules of the American Arbitration Association. Any discovery permitted by the arbitrator shall be conducted in accordance with the Federal Rules of Civil Procedure relating to the conduct of written and oral discovery. Judgment may be entered upon the award of the arbitrator in any state or federal having jurisdiction. The arbitrator shall render his or her findings and award within 30 days of the completion of the hearing. The award shall be in writing and shall state the reasons for the award. The arbitrator may award costs and expenses at his or her discretion. Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief from a state or federal court having jurisdiction and in any case where such relief may be available.

         Purchaser hereby waives, and agrees not to assert against the Company, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts.

                  Headings. Article, section and subsection headings in this
                           Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Further Assurances. From and after the date of this
                           Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.


                          SURVIVAL AND INDEMNIFICATION

                  Survival of Representations and Warranties. All of the
                           representations and warranties of the Company and Purchaser contained herein shall survive the Closing and continue in full force and effect for two years (subject to any applicable statutes of limitations).

                  Indemnification Provisions for Benefit of the Purchaser. In
                           the event the Company breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 7.1, provided that the Purchaser makes a written claim for indemnification against the Company within the applicable survival period stated in Section 7.1, then the Company agrees to indemnify, defend and hold harmless the Purchaser and its directors, officers, and each person, if any, who controls the Purchaser within the meaning of
                           Section 15 of the Securities Act, from and against the entirety of any Adverse Consequences (as defined by Section 7.5) the Purchaser or any such persons may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser or any such persons may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  Indemnification Provisions for Benefit of the Company. In the
                           event the Purchaser breaches any of its
                           representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 7.1, provided that the Company makes a written claim for indemnification against the Purchaser within the applicable survival period stated in Section 7.1, then the Purchaser agrees to indemnify, defend and hold harmless the Company and its directors, officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against the entirety of any Adverse Consequences the Company or any such persons may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Company or any such persons may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  Matters Involving Third Parties.

         If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VII, then each Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         Any Indemnifying Party will have the right to defend the Indemnified
              Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         In the event any of the conditions in Section 7.4(b) is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Parties need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
              (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
              Article VII.

                  Adverse Consequences. As used in this Article VII, "Adverse
                           Consequences" means all proceedings, charges, complaints, claims, causes of action, demands, injunctions, judgments, orders, decrees, rulings, damages, investigation and/or remediation costs, dues, penalties, fines, costs of defense and other costs, amounts paid in settlement, liabilities, obligations, responsibilities, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         IN WITNESS WHEREOF, the parties hereto have caused this Regulation S Stock Purchase Agreement to be executed as of the date first above written.


         LaserLock Technologies, Inc.             California Securities S.A.


         By /s/ Norman Gardner                    By
         ----------------------------             --------------------------

                                  SCHEDULE 3.4



The information below is current as of December 31, 2003

1. Authorized Shares:      250,000,000

2. Issued and Outstanding: 41,990,506 of which 38,875,174 are restricted

3. Stock Option Plan:      2,775,00 options have been granted of which 1,275,000
                           are vested

4. Warrants:               7,565,447 warrants have been issued of which
                           5,515,585 are vested. *



*750,000 warrants were issued in January, 2004 of which 500,000 vested immediately.

                                   ANNEX 2.10
                                   ----------

                          FORM OF REPRESENTATION LETTER


                             [Brokerage Letterhead]

Date:    March 5, 2004

To:      California Securities S.A.

You have asked us to provide you with information regarding our ability to comply with all laws applicable to our business of selling securities to persons or entities in [list jurisdictions]. This letter confirms the following:

       1. We, [Name of Brokerage], are duly registered with [Appropriate Authority] for the transaction of securities business in [list jurisdictions where Brokerage is licensed to transact securities business] including, without limitation, dealing in shares as agent.
       2. We, [Name of Brokerage], are regularly examined by [Name of Oversight agency] as part of the regulatory scheme applicable to our business. This examination includes an audit of sales practices for securities issued by companies domiciled in the United States of which such securities are exempt from registration in the United States pursuant to an exemption for "offshore transactions" as defined by Regulation S ("Regulation S"), promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933.
       3. We, [Name of Brokerage], have in the past and will continue in the future to offer such Regulation S securities to our clients in full compliance with all applicable securities laws of the United States and any other applicable local or foreign laws, rules and regulations which govern or relate to such sales transactions.

You may provide this letter to any company with which you are dealing with regard to the purchase and sale of such Regulation S securities and such company may rely upon the representations made by us in this letter.

[Name of Brokerage]

_______________________________
[Signature of authorized person]

_______________________________
[Name of authorized person]










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